Exhibit 10.24
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), effective as of January 2, 2019, is made by and between CrossFirst Bankshares, Inc., a Kansas corporation (the “Corporation”), and _________________ (the “Indemnitee”).

RECITALS

A.   The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

B.   The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected.  The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation.

C.   The Corporation’s Articles of Incorporation and Bylaws require the Corporation to indemnify its directors and officers to the full extent permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions). The Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that agreements may be entered into between the Corporation and its directors and officers with respect to indemnification.

D.   Section 17-6305 of the Kansas General Corporation Code (“KGCC”) expressly provides that the indemnification provided by Section 17-6305 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement.

E.   Section 17-6002(b)(8) of the KGCC allows a corporation to include in its articles of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by the corporation or its stockholders for breach of certain fiduciary duties, and the Corporation has so provided in its Articles of Incorporation that each director shall be exculpated from such liability to the maximum extent permitted by the KGCC.

F.   The Corporation desires to provide the Indemnitee with specific contractual assurances of the Indemnitee’s rights to full indemnification against litigation risks and reasonable expenses (regardless, among other things, of any amendment to or revocation of the Articles of Incorporation and Bylaws or any change in the ownership of the Corporation or the composition of its Board of Directors) and, to the extent insurance is available, the coverage of the Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

G.   The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders.

H.   The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation.

I.   Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for herein.

J.   This Agreement is a supplement to and in furtherance of the Articles of Incorporation and Bylaws of the Corporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder except as otherwise expressly provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.   Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)   The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, proceeding, or arbitration, whether civil, criminal, administrative, investigative, appellate or arbitral, and whether formal or informal.

(b)   The phrase “by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise”, or any substantially similar phrase, shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)   The term “Expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect expenses, costs or charges of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Corporation’s Board of Directors, which approval shall not be unreasonably withheld, conditioned or delayed), actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, prosecution, defense, settlement, arbitration or appeal of, or the giving of testimony in, a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Corporation’s Articles of Incorporation or Bylaws, Section 17-6305 of the KGCC or otherwise.

(d)   The terms “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(e)   The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation or any Other Enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, including for service at the request of such constituent corporation or Other Enterprise as a director, officer,  employee or agent of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation or Other Enterprise, or is or was a director or officer of such corporation or Other Enterprise serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation or Other Enterprise as if its separate existence had continued.

(f)   The term “Other Enterprise” shall include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan, its participants or beneficiaries.

(g)   The phrase “serving at the request of the Corporation”, or any substantially similar phrase, shall include, without limitation, any service as a director or officer of the Corporation which imposes a duty on, or involves services by, the Indemnitee as a director, officer, employee or agent with respect to any Other Enterprise, including any employee benefit plan.

(h)   A person who acted in good faith and in a manner such person reasonably believed to be in or not opposed to the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “in or not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i)   The term “defense” shall include investigations of any Proceeding, appeals of any Proceeding and defensive assertion of any cross-claim or counterclaim.

(j)   The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Corporation agrees to pay the reasonable fees of the Independent Counsel arising out of or relating to this Agreement or its engagement pursuant hereto.

(k)   The term “Change of Control” means: (i) an acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership of fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than directors elected to the Board of Directors as part of a threatened or actual proxy contest, including by reason of an agreement intended to avoid or settle any threatened or actual proxy contest), cease for any reason to constitute a majority thereof; (iii) the consummation of a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the resulting entity in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation; (iv) the consummation of the sale or other disposition of all or substantially all of the assets of the Corporation; (v) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation; (vi) the Corporation shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy or insolvency proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Corporation; or (vii) the occurrence of any other event of a nature that would be required to be reported in response to either Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form promulgated under the Exchange Act), whether or not the Corporation is then subject to such reporting requirement.  Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifteen percent (15%) or more of the then outstanding voting securities is acquired by: (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries; or (ii) any entity that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of shares in the Corporation immediately prior to such acquisition.

Section 2.   Indemnification.

(a)   Subject to Sections 4, 6 and 8 of this Agreement, to the full extent permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions), as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify, defend and hold harmless, Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or a witness of, or is otherwise involved in, any Proceeding by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, or by reason of any action taken or alleged to have been taken, or omitted to be taken or alleged to be omitted to be taken, in such capacity.

(b)   Subject to Sections 4, 6 and 8 of this Agreement, to the full extent permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions), as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the indemnification provided by this Section 2 shall be from and against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c)   Indemnitee shall be deemed to have met the applicable standard of conduct under the laws of the State of Kansas for entitlement to indemnification if Indemnitee’s action or inaction that is the subject of the Proceeding is based on reliance in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees of the Board or Directors, or by any other person (including, without limitation, legal counsel, investment bankers, accountants, auditors or appraisers) as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.  The provisions of this subsection (c) shall not be deemed to be exclusive or limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct under the laws of the State of Kansas for entitlement to indemnification.

(d)   Notwithstanding the foregoing provisions of this Section 2, in the case of any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that the District Court of Johnson County, Kansas (the “Kansas Court”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Kansas Court or such other court shall deem proper.

(e)   The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 3.   Successful Defense; Partial Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred in connection therewith.  For purposes of  this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without: (i) the disposition being adverse to Indemnitee; (ii) an adjudication that Indemnitee was liable to the Corporation; (iii) a plea of guilty or nolo contendere by Indemnitee; (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her service to the Corporation, a witness in any Proceeding to which Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled.  Any necessary determination regarding allocation or apportionment of Expenses between successful and unsuccessful claims, issues or matters shall be made by the person, persons or entity empowered or selected under Section 4(a) to determine whether Indemnitee is entitled to indemnification.

Section 4.   Determination That Indemnification Is Proper.

(a)   Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 2(b) hereof. Any such determination shall be made: (i) by a majority vote of the directors who are not parties to the Proceeding in question (“disinterested directors”), even if less than a quorum; (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum; (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question; (iv) if there are no disinterested directors, or if such disinterested directors so direct, by Independent Counsel; or (v) by a court of competent jurisdiction; provided, however, that following a Change of Control of the Corporation, any determinations, whether arising out of acts, omissions or events occurring prior to or after the Change of Control of the Corporation, shall be made by Independent Counsel selected in the manner described in Section 4(c).  Such Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render a written opinion to the Corporation and to Indemnitee to such effect.

(b)   If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(a) hereof and no Change of Control has occurred, the Independent Counsel shall be selected as provided in this Section 4(b).  In such case, the Independent Counsel shall be selected by the Board of Directors and the Corporation shall give prompt written notice to the Indemnitee advising the Indemnitee of the Independent Counsel so selected.  Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made in proper form, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Kansas Court or a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4(a) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 4(a) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 4(b) regardless of the manner in which such Independent Counsel was selected or appointed.

(c)   Notwithstanding anything to the contrary herein, if a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors) and Indemnitee shall give prompt written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  The Corporation may, within ten (10) days after such written notice of selection shall have been given, deliver to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made in proper form, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Kansas Court or a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation to the Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4(a) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 4(a) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 4(c) regardless of the manner in which such Independent Counsel was selected or appointed.

Section 5.   Advance Payment of Expenses; Notification and Defense of Claim.

(a)   In the event that the Corporation does not assume the defense pursuant to Section 5(c) of any Proceeding of which the Corporation receives notice under this Agreement, any Expenses incurred by Indemnitee in defending a Proceeding, or in connection with an enforcement action pursuant to Section 6(b), shall be paid by the Corporation to Indemnitee in advance of the final disposition of such Proceeding as soon as practicable but in any event no later than twenty (20) days after receipt by the Corporation of: (i) a statement or statements from Indemnitee requesting such advance or advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses; provided, however, that Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would jeopardize the attorney-client privilege); and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, there is a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.  Notwithstanding the foregoing, the obligation of the Corporation to advance Expenses pursuant to this Section 5, its Articles of Incorporation, its Bylaws or otherwise, shall be subject to the condition that, if, when and to the extent that the Corporation determines, in accordance with the procedures, indemnification and evidentiary standards, presumptions, burdens of proof and other applicable provisions set forth herein, that Indemnitee would not be permitted to be indemnified under applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions), the Corporation may terminate further advances of Expenses and shall be reimbursed within sixty (60) days of such determination, by Indemnitee (who hereby agrees to reimburse the Corporation) for such amounts previously paid by the Corporation pursuant to this Section 5; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Corporation that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Corporation shall continue to advance Expenses as provided herein and Indemnitee shall not be required to reimburse the Corporation for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(b)   Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such Proceeding as a result of such failure.

(c)   In the event the Corporation shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding as provided in this Agreement, its Articles of Incorporation, its Bylaws or otherwise, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that: (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense; and (ii) if (1) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (2) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, (3) after a Change of Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (4) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (2) of the proviso in the immediately preceding sentence.

(d)   Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any Other Enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not a party in the Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6.   Procedure for Indemnification.

(a)   To obtain indemnification (other than as provided otherwise herein) under this Agreement, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)   The determination whether to grant Indemnitee’s indemnification request (whether made by the Board of Directors or one of its committees, Independent Counsel, or the Corporation’s stockholders) shall be made promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 6(a). The right to indemnification as granted by Section 2 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such sixty-day (60) period.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of Expenses under Section 5 hereof where the required undertaking, if any, has been received by the Corporation and the other conditions of Section 5 hereof have been satisfied) that Indemnitee has not met the standard of conduct set forth in Section 2 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its Independent Counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 2 hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its Independent Counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.  The Indemnitee’s Expenses incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding or otherwise shall also be indemnified by the Corporation.

(c)   The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 6, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(d)   The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 7.   Insurance and Subrogation.

(a)   So long as Indemnitee shall continue to serve as a director or officer of the Corporation, or shall continue at the request of the Corporation to serve as a director or officer, employee or agent of any Other Enterprise, and thereafter so long as Indemnitee shall be subject to any possible claim or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving in any of said other capacities at the request of the Corporation, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to the provided by the Corporation’s current policies of directors’ and officers’ liability insurance.  In all policies of directors’ and officers’ liability insurance maintained by the Corporation, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Corporation’s directors, if Indemnitee is a director, or of the Corporation’s officers, if Indemnitee is an officer (and not a director) by such policy.  Upon request, the Corporation will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

(b)   If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of such claim, and any Proceeding in which such claim is asserted, to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim or Proceeding in accordance with the terms of such policies.  The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Corporation under this Agreement.

(c)   In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy.  The Corporation shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d)   The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, Expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under the Corporation’s Articles of Incorporation or Bylaws, or any insurance policy, contract, agreement or otherwise.

(e)   The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Other Enterprise.

Section 8.   Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a)   Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a Proceeding (or part thereof) initiated by Indemnitee, except with respect to a Proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Sections 6(b) and 8(b) of this Agreement), unless such Proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation or the Proceeding was commenced following a Change of Control.

(b)   Action for Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such Proceeding, in whole or in part, or unless and to the extent that the court in such Proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such Expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of Expenses to Indemnitee in connection with any such Proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 5 hereof.

(c)   Claims Prohibited by Law.  To indemnify Indemnitee if a court of competent jurisdiction or any regulatory authority determines that such indemnification is prohibited by applicable law.

(d)   Certain Statutory Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for (i) payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute, or (ii) any reimbursement of the Corporation by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Section 10D of the Exchange Act added by the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations implementing the foregoing, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

(e)   Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with Proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any Other Enterprise.

Section 9.   Mutual Acknowledgement.  Both the Corporation and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  The Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify the Indemnitee.

Section 10.   Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that if a Change of Control has occurred, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement.  The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

Section 11.   Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 12.   Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding, or any claims, issues or matters in such Proceeding, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to: (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 2 hereof; or (ii) any limitation on indemnification set forth in Section 7(d), 8, 9 or 10 hereof.

Section 13.   Form and Delivery of Communications.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified; (ii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address, facsimile number or electronic mail address set forth below, or to such other address, facsimile number or electronic mail address as may have been furnished hereafter to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

If to the Corporation:

CrossFirst Bankshares, Inc.
11440 Tomahawk Creek Parkway
Leawood, KS 66211
Attn: Chief Financial Officer
Facsimile: (913) 327-1214
Electronic Mail Address: dave@crossfirst.com

If to Indemnitee:

Section 14.   Nonexclusivity.  Except as expressly provided herein, the provisions for indemnification, advancement of Expenses and contribution set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Articles of Incorporation or Bylaws, in any court in which a Proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director or officer of the Corporation, or ceased serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, and shall inure to the benefit of the heirs, executors, administrators and legal representatives of Indemnitee.  However, no amendment or alteration of the Corporation’s Articles of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 15.   Enforcement.  The Corporation shall be precluded from asserting in any judicial Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Corporation agrees that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate.  As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16.   Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification of, and advancement of Expenses and contribution to, Indemnitee to the full extent now or hereafter permitted by applicable law (including applicable federal or state banking laws or regulations including, without limitation, 12 C.F.R. Part 359 or any successor provisions).

Section 17.   Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18.   Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19.   Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent of fiduciary (as applicable) of the Corporation or of any Other Enterprise.

Section 20.   Service of Process and Venue.  For purposes of any Proceedings to enforce this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally: (i) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Kansas Court, and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Kansas Court for purposes of any Proceeding arising out of or in connection with this Agreement; (iii) irrevocably appoint, to the extent such party is not otherwise subject to service of process in the State of Kansas, The Corporation Company, Inc. as its agent in the State of Kansas as such party’s agent for acceptance of legal process in connection with any such Proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Kansas; (iv) waive any objection to the laying of venue of any such Proceeding in the Kansas Court; and (v) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Kansas Court has been brought in an improper or inconvenient forum.

Section 21.   Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Kansas, as applied to contracts between Kansas residents entered into and to be performed entirely within Kansas.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Kansas govern indemnification of, or advancement of Expenses or contribution to, its officers and directors by the Corporation, then the indemnification, advancement of Expenses and contribution provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22.   Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 23.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 24.   Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 25.   Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10).  Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then: (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year; (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred; and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto to be effective as of the date first above written.

CROSSFIRST BANKSHARES, INC.

By	/s/ David O’Toole
Name: David O’Toole
Title: Chief Financial Officer

INDEMNITEE:

By
Name: